UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2012

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

 (Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2012, YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect a 1-for-75 reverse split of the Company’s outstanding common stock.  The foregoing description of the provisions of the Certificate of Amendment is qualified in its entirety by reference to the provisions of the Certificate of Amendment attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company's common stock began trading on a post-split basis on February 13, 2012.

Immediately following the effectiveness of the reverse split, there were 10,467,129 shares of the Company’s common stock issued and outstanding and 14,607,850 shares of common stock outstanding on a fully - diluted basis, assuming the exercise or conversion of all securities of the Company (including the Company's Series A Preferred Stock and Series B Preferred Stock) that were then exercisable or convertible into shares of the Company’s common stock.  The new CUSIP number for the Company’s common stock is 98741R 207.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on February 9, 2012.

99.1	Press Release dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: February 14, 2012	By:	/s/Marc Urbach
Marc Urbach
President and Chief Financial Officer